UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2018

LYONDELLBASELL INDUSTRIES N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 McKinney St. Suite 300 Houston, Texas USA 77010	4th Floor, One Vine Street London W1J0AH The United Kingdom	Delftseplein 27E 3013 AA Rotterdam The Netherlands
(Addresses of principal executive offices)

(713) 309-7200	+44 (0)207 220 2600	+31 (0)10 275 5500
(Registrant’s telephone numbers, including area codes)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 21, 2018, LyondellBasell Industries N.V. (“LYB”) completed its acquisition of A. Schulman, Inc. (“Schulman”). Pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of February 15, 2018 (the “Merger Agreement”), by and among LYB, LYB Americas Holdco Inc., a wholly owned subsidiary of LYB (“Merger Sub”) and Schulman, Merger Sub merged with and into Schulman, with Schulman continuing as the surviving corporation (the “Merger”). As a result of the Merger, Schulman became a wholly owned subsidiary of LYB.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $1.00 per share, of Schulman (“Schulman Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares of Schulman Common Stock held (a) in the treasury of Schulman or by Schulman or any wholly owned subsidiary of Schulman, (b) by LYB, Merger Sub or any wholly owned subsidiary of LYB or (c) by any stockholder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the Delaware General Corporation Law), was canceled and automatically converted into the right to receive (i) $42.00 in cash (the “Per-Share Amount”), and (ii) one contractual contingent value right (the “CVR”), in each case, without interest and subject to any applicable withholding taxes.

At the Effective Time, each Schulman stock option, restricted stock unit, performance stock unit and restricted share, whether vested or unvested, in each case, outstanding immediately prior to the Effective Time, was canceled and converted into the right to receive an amount in cash equal to the Per-Share Amount (or, in the case of Schulman stock options, the excess of the Per-Share Amount over the per-share exercise price for such stock options) for each share of Schulman Common Stock underlying the award, plus one CVR for each share of Schulman Common Stock underlying the award. Each Schulman performance stock unit, restricted stock unit and restricted share that is subject in whole or in part to performance conditions was deemed to have vested at target achievement levels.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to LYB’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 15, 2018, and is incorporated herein by reference.

Contingent Value Rights Agreement

On August 21, 2018, in connection with the consummation of the Merger, LYB, Schulman, Equiniti Trust Company, as paying agent, and John K. Broussard, Jr., Joseph M. Gingo and David Leathers entered into a Contingent Value Rights Agreement (the “CVR Agreement”), which will govern the terms of the CVRs. Each CVR represents the right to receive contingent cash payments from proceeds, if any and subject to certain adjustments and deductions as described in the CVR Agreement, from certain litigation involving Schulman and related governmental investigations relating to the acquisition by Schulman of HGGC Citadel Plastics Holdings, Inc. and the acquisition by Citadel’s subsidiary, the Matrixx Group, Incorporated, of Lucent Polymers Inc.

The CVRs will not represent an equity or ownership interest in LYB, any constituent party to the Merger or any of their affiliates. The CVRs and any interest therein (including beneficial ownership through a broker, dealer, custodian bank or other nominee) may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, directly or indirectly, other than through a transfer on death by will or intestacy, a transfer by instrument to an inter vivos or testamentary trust in which the CVR is to be passed to beneficiaries upon the death of the trustee; transfers made pursuant to a court order or a transfer made by operation of law or through abandonment of all of its remaining rights in a CVR, which a holder may effect at any time, by transferring such CVR to Schulman without consideration therefor.

In order to fund the pursuit of claims and satisfy certain customer claims, Schulman deposited $9,623,212 into an escrow account (the “Escrow Account”), with JPMorgan Chase Bank, N.A., as escrow agent. Neither LYB nor Schulman has any additional funding obligations under the CVR Agreement other than making this deposit into the Escrow Account.

A CVR committee (the “CVR Committee”) will control the management and disposition of the litigation and related governmental investigations, including with respect to the prosecution, negotiation and settlement of claims. The members of the CVR Committee currently are (i) Mr. Gingo, who was appointed as the representative of the CVR holders, (ii) Mr. Broussard, who was appointed as the representative of LYB, and (iii) Mr. Leathers, who was appointed as an independent member of the CVR committee. The members of the CVR Committee may be removed and replaced in accordance with the terms of the CVR Agreement.

Any proceeds received in respect of the litigation will be deposited into the Escrow Account. The first $38.5 million of litigation proceeds (less certain customer claims and expenses) will be paid to the CVR holders; thereafter, 85% of the remaining proceeds will be paid to the CVR holders and 15% to Schulman, after the deduction of certain costs, fees, expenses and claims. An interim CVR payment will only be made to the extent that (a) an aggregate amount of litigation proceeds less the floor amount equals at least $30 million (which floor amount constitutes the greater of the (i) initial escrow amount of $9,623,212 and (ii) amount of unpaid existing expenses as of the date of determination plus the amount, as determined in good faith by the members of the CVR Committee, reasonably necessary to pay all estimated future expenses in connection with the pursuit of claims and support of government actions from the date of determination until the likely termination date) and (b) an amount equal to at least the floor amount remains in the Escrow Account.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to LYB’s Current Report on Form 8-K filed with the SEC on February 15, 2018, and the CVR Agreement, which is attached to this report as Exhibit 2.2, and both of which are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A copy of LYB’s press release, dated August 21, 2018, announcing the closing of the Merger is filed as Exhibit 99.1 to this Current Report on Form 8-K and is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 15, 2018, among LyondellBasell Industries N.V., LYB Americas Holdco Inc., and A. Schulman, Inc. (incorporated by reference to Exhibit 2.1 of LyondellBasell Industries N.V.’s Current Report on Form 8-K filed with the SEC on February 15, 2018).

2.2	Contingent Value Rights Agreement, dated as of August 21, 2018, among A. Schulman, Inc., John K. Broussard, Jr., Joseph M. Gingo and David Leathers, as the initial committee members, Equiniti Trust Company, as paying agent, and, solely with respect to Sections 8.03, 8.05 through 8.12, and 8.14 thereof, LyondellBasell Industries N.V.

99.1	Press Release, dated August 21, 2018, issued by LyondellBasell Industries N.V.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date: August 21, 2018

	By:	/s/ Jeffrey A. Kaplan
Jeffrey A. Kaplan
Executive Vice President